Exhibit 99.1

International Steel Group Stockholders Vote To Approve Merger With Mittal Steel

          RICHFIELD, Ohio, April 12 /PRNewswire-FirstCall/ -- Stockholders of International Steel Group Inc. (NYSE: ISG) voted to approve the proposed merger of ISG and Mittal Steel Company N.V. at a special meeting held today at 10:00 a.m. Eastern time in New York.  Holders of approximately 69.7% of ISG’s common stock were represented at the meeting in person or by proxy.  Of the votes present at the meeting, approximately 99.6% were voted in favor of the proposed merger, representing approximately 69.4% of all shares entitled to vote on the proposal.  Approximately 0.4% of the votes present at the meeting were voted against the merger, and the remainder abstained or were otherwise not voted.

          About International Steel Group Inc.

          International Steel Group Inc. is one of the largest steel producers in North America.  It produces a variety of steel products including hot-rolled, cold-rolled and coated sheets, tin mill products, carbon and alloy plates, wire rod and rail products and semi-finished shapes to serve the automotive, construction, pipe and tube, appliance, container and machinery markets. For additional information on ISG, visit www.intlsteel.com .

          Forward-Looking Statements

          Statements in this release that are not historical facts, including statements accompanied by words such as “will,” “believe,” “expect,” “estimate,” or similar terms, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward- looking statements involve risks and uncertainties that may cause actual results or events to differ materially from those expressed or implied in such statements.  These statements contain time-sensitive information that reflects management’s best analysis only as of the date of this release.  ISG does not undertake any ongoing obligation, other than that imposed by law, to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Factors that may cause actual results and performance to differ materially from those in the forward-looking statements include, but are not limited to, negative overall economic conditions or conditions in the markets served; competition within the steel industry; changes in U.S. or foreign trade policy affecting steel imports or exports; changes in foreign currencies affecting the strength of the U.S. dollar; actions by domestic and foreign competitors; the inability to achieve ISG’s anticipated growth objectives; changes in availability or cost of raw materials, energy or other supplies; labor issues affecting ISG’s workforce or the steel industry generally; the inability to implement ISG’s operating culture and philosophy at acquired facilities; and the extent to which the management of Mittal Steel and ISG are successful integrating and managing the operations of Mittal Steel and ISG.  Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in ISG’s filings with the Securities and Exchange Commission.

          Additional Information and Where to Find It

          Mittal Steel has filed with the Securities and Exchange Commission a registration statement on Form F-4 that includes a proxy statement of ISG and a prospectus of Mittal Steel and other relevant documents in connection with the proposed merger involving Mittal Steel and ISG.  In addition, Mittal Steel has published and made available to shareholders of Mittal Steel, and filed with Euronext Amsterdam N.V., a prospectus and shareholders circular. Investors and security holders are urged to carefully read the prospectus regarding the proposed merger because it contains important information and to exclusively base their investment decision on this prospectus.  Investors and security holders of Mittal Steel and ISG are urged to read the proxy statement and prospectuses and other relevant materials because they contain important information about Mittal Steel and ISG and the proposed merger.  Investors and security holders may obtain a free copy of these materials and other documents filed with the Securities and Exchange Commission at the SEC’s website at www.sec.gov .  You may obtain documents filed with the SEC by Mittal Steel free of charge if you request them in writing from Mittal Steel Company N.V., 15th Floor, Hofplein 20, 3032 AC Rotterdam, The Netherlands, or by telephone at +31 10 217 8800.  You may also obtain documents filed with the SEC by ISG free of charge if you request them in writing from Investor Relations, International Steel Group Inc., 4020 Kinross Lakes Parkway, Richfield, Ohio 44286-9000, or by telephone at (330) 659-7430.

SOURCE  International Steel Group Inc.
          -0-                                        04/12/2005
          /CONTACT:  Investor Relations, Blaise Derrico, Manager, Investor
Relations, +1-330-659-7430, or Media, Charles T. Glazer, Manager,
Communications and Public Relations, +1-330-659-9121, both of International
Steel Group Inc. /
          /Web site:     http://www.intlsteel.com/